Exhibit 16



July 21, 2004

Securities and Exchange Commission
Washington, DC 20549


RE:  Peoples Community Bancorp, Inc.
     File No. 000-29949

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Peoples Community Bancorp, Inc. dated July 19, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

/s/Grant Thornton LLP